SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2018

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road

Denver, North Carolina 28037

(Address of Principal Executive Offices)

(Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Air T, Inc. (the “Company”) on May 9, 2018 (the “Original Filing”). The Original Filing reported, among other things, the completion by the Company of its acquisition of substantially all of the assets and assumed certain liabilities of Worthington Aviation Parts, Inc. (“Worthington”) on May 4, 2018. This Amendment No. 1 amends the Original Filing to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of Worthington Aviation Parts, Inc. as of and for the year ended December 31, 2017, and accompanying notes thereto, are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2018, and unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended March 31, 2018, and the accompanying notes thereto, are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Redpath and Company, Ltd.

99.1	Audited consolidated financial statements of Worthington Aviation and subsidiaries as of and for the year ended December 31, 2017

99.2	Unaudited pro forma condensed combined balance sheet as of March 31, 2018, and unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended March 31, 2018, and the accompanying notes thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2018	AIR T, INC.

	By:	/s/ Brett Reynolds
Name: Brett Reynolds
Title: Chief Financial Officer

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